UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):November 10, 2004 (November 9, 2004)

Verso Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22190	41-1484525

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective November 9, 2004, the Board of Directors (the “Board”) of Verso Technologies, Inc., a Minnesota corporation (the “Company”), elected Dr. James A. Verbrugge to serve as a director of the Company until his successor is elected and qualified or until his earlier death, resignation or removal as a director, filling the vacancy on the Board created by the resignation of James M. Logsdon from the Board in February 2004. Dr. Verbrugge has agreed to so serve.

     There are no family relationships between Dr. Verbrugge and any director or officer of the Company. No arrangement or understanding exists between Dr. Verbrugge and any other person pursuant to which Dr. Verbrugge was elected to serve as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

     (a) – (b)     Financial Statements and Pro Forma Financial Information. None.

     (c)     Exhibits.

99.1	Press release dated November 10, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
	By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
Dated: November 10, 2004		and Executive Vice President

EXHIBIT INDEX

99.1	Press Release dated November 10, 2004.